Exhibit 99.1

SafeStitch Medical Announces $4 Million Funding Commitment

MIAMI—(BUSINESS WIRE)—SafeStitch Medical, Inc. (OTCBB: SFES - News) today announced that it has entered into two stock purchase agreements with private investors, pursuant to which SafeStitch may issue an aggregate of up to four million shares of the Company's newly-designated 10% Series A Cumulative Convertible Preferred Stock, par value $0.01, at a price of $1.00 per share.  The Company closed on the sale of two million shares in a private transaction for aggregate proceeds of $2 million on July 22, 2009, and SafeStitch may elect, in its sole discretion, to issue an additional two million shares on or before June 30, 2010.  Shares issued pursuant to the agreements, including the shares of the Company’s common stock into which the preferred shares may be converted, are restricted securities, and no registration rights have been granted.

"We are pleased to receive these funds and appreciate the confidence these investors have shown in SafeStitch’s future," said Stewart Davis, M.D., SafeStitch’s Chief Operating Officer.  Dr. Davis noted that “this infusion of capital comes just as we are reaching major milestones in the development of our AMID Hernia StaplerTM.  We are currently preparing our applications for US and European regulatory approval of this device, and we plan to conduct clinical trials of the stapler this fall.”  Dr. Charles Filipi, the Company’s Medical Director, added that the funds “will also support continued refinement of our endoscopic gastroplasty kit as we make final preparations for human clinical trials, which we expect will begin in 2010.”

About the Investors

Among the investors participating in the purchase agreements are UniMed Investment, Inc., Brilliant Champion Resources Limited, Frost Gamma Investments Trust, Hsu Gamma Investment, L.P. and Jeffrey Spragens. For more information, see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2009.

UniMed Investment, Inc. and Brilliant Champion Resources Limited are entities controlled by Ruentex Group, a prestigious conglomerate in Taiwan with operations in textiles, construction and development, finance, medical services, retail and education.

Frost Gamma Investments Trust is an entity controlled by Dr. Phillip Frost, the largest beneficial owner of the Company’s common stock.

Hsu Gamma Investment, L.P. is an entity controlled by Dr. Jane Hsiao, the Company’s Chairman of the Board.

Jeffrey Spragens is the Company’s President and CEO, and a member of the Board of Directors.

About SafeStitch Medical, Inc.

Miami-based SafeStitch Medical, Inc. is a medical device company primarily developing endoscopic and minimally invasive surgical devices.  SafeStitch’s product portfolio includes endoscopic gastroplasty devices for bariatric (obesity) surgery and repair of gastroesophageal reflux disorder (GERD), as well as the AMID Hernia StaplerTM, a standard bite block, an airway bite block and the SMARTTM Dilator.  The Company has also started development of devices for excision and diagnosis of Barrett's esophagus and natural orifice transluminal endoscopic surgery (NOTES).  Information about the Company may be found on its website at:     www.safestitch.com.

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding our product development efforts, our ability to significantly improve clinical outcomes in patients, and our ability to develop a preclinical pipeline of novel agents for ophthalmic diseases, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.  These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors.  The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.  We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact:
SafeStitch Medical, Inc., Miami
Dr. Stewart B. Davis, 305-575-4145